                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

             ITT DESTINATIONS, INC.                                   ITT CORPORATION
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                      CHARTER)                                           CHARTER)
                     NEVADA                                              DELAWARE
            (STATE OF INCORPORATION)                             (STATE OF INCORPORATION)
                   88-0340591                                           13-5158950
      (I.R.S. EMPLOYER IDENTIFICATION NO.)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)
           1330 AVENUE OF THE AMERICAS                             RICHARD S. WARD, ESQ.
             NEW YORK, NY 10019-5490                           EXECUTIVE VICE PRESIDENT AND
                 (212) 258-1000                              GENERAL COUNSEL, ITT CORPORATION
                                                                1330 AVENUE OF THE AMERICAS
                                                                  NEW YORK, NY 10019-5490
                                                                      (212) 258-1000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE           (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
                      NUMBER,                                             NUMBER,
     OF PRINCIPAL EXECUTIVE OFFICES OF BOTH              OF AGENT FOR SERVICE OF BOTH REGISTRANTS)
                  REGISTRANTS)

                            ------------------------

                                   Copies to:

        JOHN W. WHITE, Esq.                                                  WALTER F. DIEHL, JR., Esq.
      CRAVATH, SWAINE & MOORE                                                     ITT CORPORATION
          Worldwide Plaza                                                   1330 Avenue of the Americas
         825 Eighth Avenue                                                    New York, NY 10019-5490
      New York, NY 10019-7475

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF EACH CLASS OF                AMOUNT BEING     OFFERING PRICE        AGGREGATE      REGISTRATION
        SECURITIES BEING REGISTERED              REGISTERED         PER UNIT        OFFERING PRICE         FEE
------------------------------------------------------------------------------------------------------------------
Debt Securities, Warrants to purchase Debt
  Securities and Guarantees of Debt
  Securities...............................  $2,000,000,000(1)        100%         $2,000,000,000(2)    $689,655
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities and Warrants aggregating $2,000,000,000. Any offering of Debt Securities or Warrants denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The Registrant issuing the Debt Securities described herein is incorporated under the name ITT Destinations, Inc. Upon consummation of the Distribution (as defined herein), ITT Destinations, Inc. will change its name to ITT Corporation. In order to avoid confusion, the cover page of any prospectus supplement used with this prospectus prior to the Distribution will specify that the foregoing name change will take place on the date of the Distribution. Similarly, the cover page of any prospectus supplement used with this prospectus subsequent to the Distribution will specify that the issuer formerly was named ITT Destinations, Inc.

     The Registrant guaranteeing the Debt Securities described herein is incorporated under the name ITT Corporation. Upon consummation of the Distribution, ITT Corporation will change its name (by way of merger) to ITT Industries, Inc. In order to avoid confusion, the cover page of any prospectus supplement used with this prospectus prior to the Distribution will specify that the foregoing name change will take place on the date of the Distribution. In addition, the cover page of such prospectus supplement will prominently indicate that the Guarantees (as defined herein) irrevocably terminate on the date of the Distribution. Similarly, the cover page of any prospectus supplement used with this prospectus subsequent to the Distribution will specify that the issuer (then named ITT Corporation) is a different corporation than ITT Industries, Inc., which formerly was named ITT Corporation, and that ITT Industries, Inc. will have no obligations with respect to the Debt Securities issued by the then named ITT Corporation.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED OCTOBER 16, 1995

PROSPECTUS
                             ITT DESTINATIONS, INC.

                              Debt Securities and
                      Warrants to Purchase Debt Securities
               Unconditionally Guaranteed (Which Guarantees Shall
                     Terminate Upon the Distribution) as to
             Payment of Principal, Premium, if any, and Interest by

                                ITT CORPORATION
                         ------------------------------

     ITT Destinations, Inc. ("ITT Destinations") may offer or issue from time to time to or through underwriters, or directly to other purchasers or through agents, in one or more series, its unsecured debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") for proceeds up to $2,000,000,000, or the equivalent thereof if any of the Securities are denominated in foreign currency or a foreign currency unit.

     All Debt Securities will be unconditionally guaranteed prior to the Distribution (as defined below) as to payment of principal, premium, if any, and interest (the "Guarantees") by ITT Corporation ("ITT"). Upon the consummation of the Distribution, the Guarantees will irrevocably terminate and be of no further force or effect.

     The Debt Securities of each series will be offered on terms determined at the time of sale. The Debt Securities and Warrants may be sold for U. S. dollars, foreign currencies or foreign currency units, and the principal of, premium, if any, and any interest on the Debt Securities may be payable in U. S. dollars, foreign currencies or foreign currency units. The specific designation, aggregate principal amount, the currency or currency unit in which the principal, premium, if any, and any interest is payable, the rate (or method of calculation) and the time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of such Warrant.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

     The Securities may be sold by ITT Destinations directly to purchasers, through agents or dealers designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters. If underwriters or agents are involved in the offering of the Securities, the name of the managing underwriter or underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to ITT Destinations from such offering will be the public offering price of the Securities less such discount in the case of an underwriter, the purchase price of the Securities less such commission in the case of an agent or the purchase price of the Securities in the case of a dealer, and less, in each case, the other expenses of ITT Destinations associated with the issuance and distribution of the Securities.
                         ------------------------------

                  The date of this Prospectus is      , 1995.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ITT DESTINATIONS, ITT OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND/OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ITT with the Securities and Exchange Commission (the "Commission") (File No. 1-5627) are hereby incorporated by reference in this Prospectus:

          (a) Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995;

          (c) Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 (filed with the Commission on August 29, 1995)(the "Proxy"); and

          (d) Current Reports on Form 8-K dated February 6, March 31 and June 8, 1995.

     The following document filed by ITT Destinations with the Commission (File No. 1-13960 ) is hereby incorporated by reference in this Prospectus: Form 10 dated September 18, 1995, with respect to the shares of ITT Destinations common stock (and related ITT Destinations Rights (as defined therein)) to be received by the shareholders of ITT in the Distribution.

     All documents filed by ITT Destinations (on or after the effectiveness of its Form 10) and ITT (prior to the Distribution) with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ITT DESTINATIONS AND ITT WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL HOLDER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED TO ITT DESTINATIONS AND ITT AT THEIR PRINCIPAL EXECUTIVE OFFICES, 1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019-5490, ATTENTION: CORPORATE SECRETARY (TELEPHONE NUMBER:
212-258-1000).

                             AVAILABLE INFORMATION

     ITT is subject to the informational requirements of the 1934 Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549 and at the following regional offices: Midwest regional office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511; and New York regional office, 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Certain securities of ITT are listed on the New York and Pacific Stock Exchanges, and such reports, proxy statements and other information can also be inspected at the offices of such exchanges. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which ITT has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     ITT Destinations has filed with the Commission a Registration Statement on Form 10 with respect to the shares of ITT Destinations common stock (and related ITT Destinations Rights) to be received by the shareholders of ITT in the Distribution. It is expected that ITT Destinations will request effectiveness of such Registration Statement prior to the Distribution. On and after the effectiveness of such Registration Statement, ITT Destinations will be subject to the informational requirements of the 1934 Act, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information will be available for inspection and copying at the public reference facilities of the Commission listed above and may be obtained by mail from the Commission as described above. Application has been made to list the shares of ITT Destinations common stock (and related ITT Destinations Rights) on the New York Stock Exchange ("NYSE") and, if and when such shares of ITT Destinations common stock (and related ITT Destinations Rights) commence trading on the NYSE, such reports, proxy statements and other information will be available for inspection at the offices of the NYSE. Additionally, ITT Destinations intends to provide annual reports, containing audited financial statements, to its shareholders in connection with its annual meetings of shareholders.

                                ITT DESTINATIONS

     ITT Destinations, Inc. is a Nevada corporation, with World Headquarters at 1330 Avenue of the Americas, New York, New York 10019-5490. ITT Destinations, Inc. was incorporated in 1995. Unless the context otherwise requires, references herein to ITT Destinations include its subsidiaries.

     Following the Distribution, ITT Destinations will combine the world's largest hotel and gaming company with a premier sports and entertainment company and information services businesses. ITT Destinations will conduct its hospitality and entertainment business through ITT Sheraton Corporation ("ITT Sheraton"), Ciga S.p.A., Caesars World, Inc. ("CWI") and Madison Square Garden, L.P. and conduct its information services business through ITT World Directories, Inc. and ITT Educational Services, Inc.. In addition, ITT Destinations will own approximately 6% of the outstanding capital shares of Alcatel Alsthom, a French company which owns, among other things, Alcatel N.V., one of the largest telecommunications equipment manufacturers in the world.

                                      ITT

     ITT Corporation is a Delaware corporation, with World Headquarters at 1330 Avenue of the Americas, New York, New York 10019-5490. Until December 31, 1983, the corporation was known as International Telephone and Telegraph Corporation. It is the successor (since 1968) to a Maryland corporation incorporated in 1920. Unless the context otherwise requires, references herein to ITT include its subsidiaries.

     ITT is a diversified global enterprise engaged, directly and through its subsidiaries, in three major business areas: Insurance, Industries and Hospitality, Entertainment and Information Services. For financial statement purposes, ITT's Insurance, Hospitality, Entertainment and Information Services businesses are treated by ITT as discontinued operations. See "The Distribution."

                                THE DISTRIBUTION

     At a special meeting of shareholders of ITT held on September 21, 1995, in New York, New York, the shareholders approved a group of separate but related proposals to divide ITT into its three separate areas: (i) Insurance, (ii) Industries and (iii) Hospitality, Entertainment and Information Services.

     These proposals provide for the proposed distribution (the "Distribution") to ITT's shareholders of all the shares of common stock of ITT Destinations, which is a wholly owned subsidiary of ITT, and all the shares of common stock of ITT Hartford Group, Inc. ("ITT Hartford"), which is also a wholly owned subsidiary of ITT. The Distribution will separate ITT into three publicly owned companies. In addition, as part of the Distribution, ITT will change its name to ITT Industries, Inc. and ITT Destinations will change its name to ITT Corporation. In connection with the Distribution, ITT (which is now a Delaware corporation) also will reincorporate in Indiana. After the Distribution, ITT Industries will continue to conduct the automotive, defense and electronics, and fluid technology businesses of ITT. ITT Destinations, renamed ITT Corporation, will continue to conduct the Hospitality, Entertainment and Information Services businesses of ITT. ITT Hartford will continue to conduct the insurance businesses of ITT. In the Distribution, holders of ITT common stock will receive one share of ITT Destinations common stock and one share of ITT Hartford common stock for every one share of ITT common stock held.

     The Distribution is subject to various conditions, including (i) receipt of a favorable ruling from the Internal Revenue Service as to certain federal income tax consequences of the Distribution and (ii) all necessary consents of any governmental or regulatory bodies having been obtained. A complete description of the conditions precedent to the Distribution is contained in the Proxy, which is incorporated herein by reference. ITT currently expects the Distribution to occur prior to December 31, 1995; however, there can be no assurance that the Distribution will occur prior to that date or at all.

     If the Distribution were not to occur, ITT would remain liable for its obligations with respect to the Debt Securities pursuant to the Guarantees.

                                USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement, the net proceeds from the sale of the Securities will be applied to the repayment of short-term debt or will be added to the general funds of ITT Destinations to be used for general corporate purposes.

         ITT DESTINATIONS PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

  SIX MONTHS                YEAR ENDED DECEMBER 31,
ENDED JUNE 30,     -----------------------------------------
     1995          1994     1993     1992     1991     1990
--------------     -----    -----    -----    -----    -----
     1.65           1.98     3.23     1.49     1.41      *

---------------

* Earnings were inadequate to cover total fixed charges by approximately $8 million.

     These computations include ITT Destinations and its subsidiaries, and 50% or less equity companies. For the purpose of these pro forma ratios, "earnings" is determined by adding "fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings of companies in which at least 20% but less than 50% equity is owned. For this purpose, "fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

                     ITT RATIO OF EARNINGS TO FIXED CHARGES

  SIX MONTHS                YEAR ENDED DECEMBER 31,
ENDED JUNE 30,     -----------------------------------------
     1995          1994     1993     1992     1991     1990
--------------     -----    -----    -----    -----    -----
     2.62           3.40     2.05     5.27     1.99     5.31

     The ratios of earnings to fixed charges for ITT set forth above reflect the businesses of ITT Destinations and ITT Hartford as discontinued operations for all periods presented. These computations include ITT and its subsidiaries, and 50% or less equity companies. For the purpose of these ratios, "earnings" is determined by adding "fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings of companies in which at least 20% but less than 50% equity is owned. For this purpose, "fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute unsecured general obligations of ITT Destinations and will be issued under one of the indentures described below (each an "Indenture"), in each case among ITT Destinations, ITT and a banking institution organized under the laws of the United States of America or of any State thereof (each a "Trustee"). The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable Indenture, a copy of which is filed as an exhibit to the Registration Statement. All article and section references appearing herein are to articles and sections of the applicable Indenture, and all capitalized terms have the meanings specified in the applicable Indenture.

GENERAL

     None of the Indentures limits the amount of Debt Securities which may be issued thereunder. Each Indenture provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by ITT Destinations and may be denominated in any currency or currency unit designated by ITT Destinations. Except for the limitations on liens, sale and leaseback transactions and consolidation, merger and sale of assets of ITT Destinations and ITT referred to herein, the Indentures and the terms of the Debt Securities do not contain any covenants or other provisions designed to afford holders of any Debt Securities protection in the event of a highly leveraged transaction involving either ITT Destinations or ITT. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of the Debt Securities; (2) the designation, aggregate principal amount and authorized denominations of such Debt Securities;
(3) the percentage of their principal amount at which such Debt Securities will be issued; (4) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and any interest on such Debt Securities may be payable; (5) the date on which such Debt Securities will mature; (6) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (7) the dates on which such interest, if any, will be payable and the record dates for such payment dates;
(8) the Trustee under the Indenture pursuant to which the Debt Securities are to be issued; (9) whether the Debt Securities are to be issued in the form of one or more global securities representing all Debt Securities of that series (each a "Global Security") and, if so, the identity of a depositary (the "Depositary") for such Global Security or Securities; and (10) any redemption terms or other specific terms.

     If any of the Securities are sold for foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be only Fully Registered Securities. In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "Global Securities." (Sections 3.1., 3.2.)

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

GUARANTEES

     ITT will unconditionally guarantee (prior to the Distribution) the due and punctual payment of the principal, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise. The Guarantees will rank equally with all other unsecured and unsubordinated obligations of ITT. The Guarantees will irrevocably terminate and be of no further force or effect upon the completion of the Distribution, subject to certain conditions.(Sections 14.1., 14.2., 14.3.)

CERTAIN COVENANTS OF ITT DESTINATIONS

     On and after the Distribution, each Indenture will require ITT Destinations to comply with certain restrictive covenants. None of the Indentures will require ITT Destinations to maintain any Restricted Subsidiaries. Accordingly, if ITT Destinations elects not to maintain any Restricted Subsidiaries, none of the Indentures will provide any limitations on the activity of any ITT Destinations subsidiary. However, each Indenture will contain certain provisions applicable to any companies maintained as Restricted Subsidiaries, and such provisions are described below.

     Definitions of Restricted Subsidiary and Unrestricted Subsidiary. The term "Restricted Subsidiary" will be defined in each Indenture to mean any subsidiary other than an Unrestricted Subsidiary; and the term "Unrestricted Subsidiary" will be defined to mean (i) any subsidiary 50% or less of the voting stock of which is owned directly by ITT Destinations and/or one or more Restricted Subsidiaries or (ii) any subsidiary designated as an Unrestricted Subsidiary by the ITT Destinations Board of Directors. A Restricted Subsidiary may at any time be designated as an Unrestricted Subsidiary, and an Unrestricted Subsidiary's designation as such may at any time be rescinded by the ITT Destinations Board of Directors; and any subsidiary may be the subject of a series of such designations and rescissions thereof, without limitation, except that: (i) a subsidiary may not become an Unrestricted Subsidiary if, upon the effectiveness thereof, it would own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary; and (ii) an Unrestricted Subsidiary may not become a Restricted Subsidiary unless such subsidiary has outstanding no lien upon its property which such subsidiary would be prohibited, under the restriction on liens described below, from creating immediately after it becomes a Restricted Subsidiary and, with certain exceptions, such subsidiary is not a party to any lease which it would have been prohibited, under the restriction on sale and lease-back transactions described below, from entering into had it been a Restricted Subsidiary at the time it entered into such lease. (Section 1.1.)

     Definition of Consolidated Net Tangible Assets. The term "Consolidated Net Tangible Assets" will be defined in each Indenture to mean the total of all assets appearing on a consolidated balance sheet of ITT Destinations and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined, but excluding (i) the book amount of all segregated intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Restricted Subsidiaries, (v) investments in subsidiaries which are not Restricted Subsidiaries, (vi) deferred income and deferred liabilities, and (vii) other items deductible under generally accepted accounting principles. (Section 1.1.)

     The term "Capitalized Lease-Back Obligation" will be defined in each Indenture to mean the total net rental obligations of ITT Destinations or a Restricted Subsidiary under any lease entered into as part of a sale and lease-back transaction involving a Principal Property discounted to present value at the rate of 9% per annum. The term "Principal Property" will be defined in each Indenture to mean any single property owned by ITT Destinations or any Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such property or portion thereof which the ITT Destinations Board of Directors by resolution declares is not of material importance to the total business conducted by ITT Destinations and its Restricted Subsidiaries as an entirety. (Section 1.1.)

     Sale and Lease-Back. Each Indenture will provide that neither ITT Destinations nor any Restricted Subsidiary may enter into any sale and lease-back transaction (except for temporary leases of a term of not more than three years and except for leases between ITT Destinations and a Restricted Subsidiary or between Restricted Subsidiaries) involving the leasing by ITT Destinations or any Restricted Subsidiary of any Principal Property, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (i) ITT Destinations applies an amount equal to the greater of the fair value (as determined by the ITT Destinations Board of Directors) of such property or the net proceeds of such sale, within 120 days, to the retirement of Debt Securities or other indebtedness ranking on a parity with the Debt Securities, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof, or (ii) at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage securing indebtedness in a principal amount equal to the Capitalized Lease-Back Obligation (as defined) with respect to such Principal Property under clause (m) of the provision for limitations on liens referred to below without securing the Debt Securities as contemplated by that provision. (Section 4.5.)

     Liens. Each Indenture will prohibit ITT Destinations and its Restricted Subsidiaries from creating any mortgages or other liens upon any Principal Property (without securing the Debt Securities equally and ratably with all other indebtedness secured thereby), with the following exceptions: (a) mortgages or other liens on any such property acquired, constructed or improved by ITT Destinations or a Restricted Subsidiary to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage or other lien on any such property existing at the time of acquisition thereof; (b) any mortgage or other lien on any property of another company existing at the time it is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets;
(c) pledges or deposits to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases; (d) pledges or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right; (e) pledges or liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling ITT Destinations or a Restricted Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements; (f) mechanics', carriers', workmen's and other like liens; (g) encumbrances in favor of the U.
S. Government to secure progress or advance payments; (h) mortgages, pledges or other liens securing any indebtedness incurred to finance the cost of property leased to the U. S. Government at a rental sufficient to pay the principal of and interest on such indebtedness; (i) mortgages or other liens securing indebtedness of a Restricted Subsidiary to ITT Destinations or to a Restricted Subsidiary; (j) mortgages, pledges or other liens affecting property securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to operations of ITT Destinations or a Restricted Subsidiary; (k) renewals, extensions and replacements of any permitted mortgage, lien, deposit or encumbrance, provided the amount secured is not increased; (l) mortgages or other liens on any such property existing on the date of such Indenture; and (m) the creation of any other mortgage, pledge or other lien, if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of ITT Destinations and its Restricted Subsidiaries secured by all mortgages, pledges or other liens created under the provisions referred to in this clause (m), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of ITT Destinations and its Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provision for limitations on such transactions described above, but for the satisfaction of the condition referred to in clause (ii) of the description of such provision, will not exceed an amount equal to 15% of Consolidated Net Tangible Assets (as defined).

     The lease of any property and rental obligations thereunder (whether or not involving a sale and lease-back and whether or not capitalized) shall not be deemed to create a lien. The sale or other transfer of (a) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a "production payment", shall not be deemed to create a lien. (Section 4.6.)

     Consolidation, Merger or Sale. Each Indenture will permit the consolidation or merger of ITT Destinations with or into any other corporation, or the merger into ITT Destinations of any other corporation, or the sale by ITT Destinations of its property and assets as, or substantially as, an entirety, or otherwise;

provided, however, (a) that, in case of any such consolidation or merger the corporation resulting from such consolidation or any corporation other than ITT Destinations into which such merger shall be made shall succeed to and be substituted for ITT Destinations with the same effect as if it has been named therein as a party thereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the applicable Indenture on the part of ITT Destinations to be performed or observed, and (b) that, as a condition of any such sale of the property and assets of ITT Destinations as, or substantially as, an entirety, the corporation to which such property and assets shall be sold shall (i) expressly assume, as a part of the purchase price thereof, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of all the covenants and conditions of the applicable Indenture on the part of ITT Destinations to be performed or observed, and (ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such property and assets, execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the applicable Indenture on the part of ITT Destinations to be performed or observed, to the same extent that ITT Destinations is bound and liable.

     ITT Destinations will not consolidate with any other corporation or accept a merger of any other corporation into ITT Destinations or permit ITT Destinations to be merged into any other corporation, or sell its properties and assets as, or substantially as, an entirety, except upon the terms and conditions set forth in the applicable Indenture. Upon any consolidation or merger, or any sale of the properties and assets of ITT Destinations as, or substantially as, an entirety in accordance with the provisions of the applicable Indenture, the corporation formed by such consolidation or into which ITT Destinations shall have been merged or to which such sale shall have been made shall succeed to and be substituted for ITT Destinations with the same effect as if it had been named therein as a party thereto and thereafter from time to time such successor corporation may exercise each and every right and power of ITT Destinations under each Indenture, in the name of ITT Destinations or in its own name; and any act or proceeding by any provision of the applicable Indenture required or permitted to be done by the Board of Directors or any officer of ITT Destinations may be done with like force and effect by the like board or officer of any corporation that shall at the time be the successor of ITT Destinations thereunder. In the event of the sale by ITT Destinations of its properties and assets as, or substantially as, an entirety upon the terms and conditions of the applicable Indenture, ITT Destinations shall be released from all its liabilities and obligations thereunder and under the Debt Securities. (Section 12.1.)

     Each Indenture will provide that ITT may, prior to the completion of the Distribution, assume the obligations of ITT Destinations under such Indenture and the Securities without the consent of the Holders, provided certain conditions are met. Upon such assumption, ITT Destinations will be released from all obligations and covenants under the applicable Indenture and the Securities. (Section 12.4.)

     The Trustee, subject to the provisions of the applicable Indenture, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption, complies with the provisions of the Indenture. (Section 12.3.)

CERTAIN COVENANTS OF ITT

     Prior to the Distribution, each Indenture will require ITT and its Domestic Subsidiaries to comply with certain restrictive covenants. None of the Indentures will require ITT to maintain any Domestic Subsidiaries. Accordingly, if ITT elects not to maintain any Domestic Subsidiaries, none of the Indentures will provide any limitations on the activity of any ITT subsidiary. However, each Indenture will contain certain provisions applicable to any companies maintained as Domestic Subsidiaries, and such provisions are described below.

     Definition of Domestic Subsidiary. The term "Domestic Subsidiary" will be defined in each Indenture to mean any subsidiary which is neither a Foreign Subsidiary nor an Unrestricted Subsidiary. "Foreign Subsidiary" will be defined to mean any subsidiary substantially all of the operating assets of which are located, or substantially all of the business of which is carried on, outside the United States of America and its territories and possessions, but such term shall not include any subsidiary incorporated under the laws of any state of the United States, substantially all of the assets of which consist of securities of other subsidiaries. (Section 1.1.)

     Definitions of Restricted Subsidiary and Unrestricted Subsidiary. In the case of ITT, the term "Restricted Subsidiary" will be defined in each Indenture to mean any subsidiary other than an Unrestricted Subsidiary; and the term "Unrestricted Subsidiary" will be defined to mean (i) any subsidiary 50% or less of the voting stock of which is owned directly by ITT and/or one or more Restricted Subsidiaries, or (ii) any subsidiary designated as an Unrestricted Subsidiary by the ITT Board of Directors. A Restricted Subsidiary may at any time be designated as an Unrestricted Subsidiary, and an Unrestricted Subsidiary's designation as such may at any time be rescinded by the ITT Board of Directors; and any subsidiary may be the subject of a series of such designations and rescissions thereof, without limitation, except that: (i) a subsidiary may not become an Unrestricted Subsidiary if, upon the effectiveness thereof, it would own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary; and (ii) an Unrestricted Subsidiary may not become a Restricted Subsidiary unless such subsidiary has outstanding no lien upon its property which such subsidiary would be prohibited, under the restriction on liens described below, from creating immediately after it becomes a Restricted Subsidiary and, with certain exceptions, such subsidiary is not a party to any lease which it would have been prohibited, under the restriction on sale and lease-back transactions described below, from entering into had it been a Restricted Subsidiary at the time it entered into such lease. (Section 1.1.)

     Definition of Consolidated Net Tangible Assets. In the case of ITT, the term "Consolidated Net Tangible Assets" will be defined in each Indenture to mean the total of all assets appearing on a consolidated balance sheet of ITT and its Domestic Subsidiaries prepared in accordance with generally accepted accounting principles as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined, but excluding (i) the book amount of all segregated intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Domestic Subsidiaries, (v) investments in subsidiaries which are not Domestic Subsidiaries, (vi) deferred income and deferred liabilities, and (vii) other items deductible under generally accepted accounting principles. (Section 1.1.)

     In the case of ITT, the term "Capitalized Lease-Back Obligation" will be defined in each Indenture to mean the total net rental obligations of ITT or a Domestic Subsidiary under any lease entered into as part of a sale and lease-back transaction involving a Principal Property discounted to present value at the rate of 9% per annum. In the case of ITT, the term "Principal Property" will be defined in each Indenture to mean any single manufacturing or processing facility owned by ITT or any Domestic Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such facility or portion thereof which the ITT Board of Directors by resolution declares is not of material importance to the total business conducted by ITT and its Domestic Subsidiaries as an entirety. (Section 1.1.)

     Sale and Lease-Back. Each Indenture will provide that neither ITT nor any Domestic Subsidiary may enter into any sale and lease-back transaction (except for temporary leases of a term of not more than three years and except for leases between ITT and a Domestic Subsidiary or between Domestic Subsidiaries) involving the leasing by ITT or any Domestic Subsidiary of any Principal Property, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (i) ITT applies an amount equal to the greater of the fair value (as determined by the ITT Board of Directors) of such property or the net proceeds of such sale, within 120 days, to the retirement of Debt Securities or other indebtedness ranking on a parity with the Debt Securities, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof, or
(ii) at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage securing indebtedness in a principal amount equal to the Capitalized Lease-Back

Obligation (as defined) with respect to such Principal Property under clause (1) of the provision for limitations on liens referred to below without securing the Debt Securities as contemplated by that provision. (Section 5.1.)

     Liens. Each Indenture will prohibit ITT and its Domestic Subsidiaries from creating any mortgages or other liens upon any Principal Property (without securing the Debt Securities equally and ratably with all other indebtedness secured thereby), with the following exceptions: (a) mortgages or other liens on any such property acquired, constructed or improved by ITT or a Domestic Subsidiary to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage or other lien on any such property existing at the time of acquisition thereof; (b) any mortgage or other lien on any property of another company existing at the time it is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets; (c) pledges or deposits to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases; (d) pledges or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right; (e) pledges or liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling ITT or a Domestic Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements; (f) mechanics', carriers', workmen's and other like liens; (g) encumbrances in favor of the U. S. Government to secure progress or advance payments; (h) mortgages, pledges or other liens securing any indebtedness incurred to finance the cost of property leased to the U. S. Government at a rental sufficient to pay the principal of and interest on such indebtedness; (i) mortgages or other liens securing indebtedness of a Domestic Subsidiary to ITT or to a Domestic Subsidiary; (j) mortgages, pledges or other liens affecting property securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to operations of ITT or a Domestic Subsidiary; (k) renewals and extensions of any permitted mortgage, lien, deposit or encumbrance, provided the amount secured is not increased; and (l) the creation of any other mortgage, pledge or other lien, if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of ITT and its Domestic Subsidiaries secured by all mortgages, pledges or other liens created under the provisions referred to in this clause (l), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of ITT and its Domestic Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provision for limitations on such transactions described above but for the satisfaction of the condition referred to in clause (ii) of the description of such provision, will not exceed an amount equal to 5% of Consolidated Net Tangible Assets (as defined).

     The lease of any property and rental obligations thereunder (whether or not involving a sale and lease-back and whether or not capitalized) shall not be deemed to create a lien. The sale or other transfer of (a) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a "production payment", shall not be deemed to create a lien. (Section 5.2.)

     Consolidation, Merger or Sale. Each Indenture will permit the consolidation or merger of ITT with or into any other corporation, or the merger into ITT of any other corporation, or the sale by ITT of its property and assets as, or substantially as, an entirety, or otherwise; provided, however, (a) that, in case of any such consolidation or merger the corporation resulting from such consolidation or any corporation other than ITT into which such merger shall be made shall succeed to and be substituted for ITT with the same effect as if it has been named therein as a party thereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the applicable Indenture on the part of ITT to be performed or observed, and (b) that, as a condition of any such sale of the property and assets of ITT as, or substantially as, an entirety, the corporation to which such property and assets shall be sold shall
(i) expressly assume, as a part of the purchase price thereof, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of all the covenants and conditions of the applicable Indenture on the part of ITT to be performed or observed, and
(ii) simultaneously with the delivery to it of the conveyances or instruments or transfer of such property and assets, execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the applicable Indenture on the part of ITT to be performed or observed, to the same extent that ITT is bound and liable.

     ITT will not consolidate with any other corporation or accept a merger of any other corporation into ITT or permit ITT to be merged into any other corporation, or sell its properties and assets as, or substantially as, an entirety, except upon the terms and conditions set forth in the applicable Indenture. Upon any consolidation or merger, or any sale of the properties and assets of ITT as, or substantially as, an entirety in accordance with the provisions of the applicable Indenture, the corporation formed by such consolidation or into which ITT shall have been merged or to which such sale shall have been made shall succeed to and be substituted for ITT with the same effect as if it had been named therein as a party thereto and thereafter from time to time such successor corporation may exercise each and every right and power of ITT under each Indenture, in the name of ITT or in its own name; and any act or proceeding by any provision of the applicable Indenture required or permitted to be done by the Board of Directors or any officer of ITT may be done with like force and effect by the like board or officer of any corporation that shall at the time be the successor of ITT thereunder. In the event of the sale by ITT of its properties and assets as, or substantially as, an entirety upon the terms and conditions of the applicable Indenture, ITT shall be released from all its liabilities and obligations thereunder and with respect to the Debt Securities. (Section 12.2.)

     The Trustee, subject to the provisions of the applicable Indenture, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption, complies with the provisions of the Indenture. (Section 12.3.)

     Except for the limitations on liens, sale and leaseback transactions and consolidation, merger and sale of assets of ITT Destinations and ITT referred to above, the Indentures and the terms of the Debt Securities do not contain any covenants or other provisions designed to afford holders of any Debt Securities protection in the event of a highly leveraged transaction involving either ITT Destinations or ITT.

REDEMPTION PURSUANT TO GAMING LAWS

     If a holder or beneficial owner of a Debt Security is required by any gaming authority to be licensed or found qualified or suitable to hold or own the Debt Securities and such holder is not licensed or found qualified or suitable within any time specified by such gaming authority or such gaming authority denies a license to or finds unqualified or unsuitable such holder, ITT Destinations will have the right at its option to require such holder to dispose of such holder's Debt Securities within the time period prescribed by ITT Destinations or such other time period as may be prescribed by any gaming authority, which time period shall be specified in a written notice from ITT Destinations. If the holder having been given the opportunity by ITT Destinations to dispose of such Debt Securities fails to do so within the prescribed time period, ITT Destinations will have the right to call for redemption such holder's Debt Securities by notice of redemption to such person. On any such redemption, the redemption price shall be the lesser of (a) the lowest closing sale price of the Debt Securities on any trading day during the 120 day period commencing on the date upon which ITT Destinations shall have received notice from a gaming authority of such holder's disqualification or (b) the price at which such holder acquired the Debt Securities, unless a different redemption price is required by such gaming authority, in which event such required price shall be the redemption price. (Section 16.5.)

MODIFICATION OF INDENTURE

     Each applicable Indenture, the rights and obligations of ITT Destinations and ITT thereunder and the rights of the Holders thereunder may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each such series (including Debt Securities of each such series issuable upon exercise of unexpired Warrants) affected by the modification or amendment. No modification of the terms of payment of principal or interest or the Guarantees, and no modification reducing the percentage required for modifications, is effective against any Holder without its consent. For the purpose of these provisions solely, a holder of an unexpired Warrant shall be deemed to be the Holder of the principal amount of Debt Securities issuable upon exercise of such Warrant. (Section 11.2.)

EVENTS OF DEFAULT

     Except as may otherwise be set forth in each Prospectus Supplement, each Indenture provides that the following are Events of Default thereunder with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when and as the same shall be due and payable; (ii) default in the deposit of a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (iii) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (iv) default for 60 days after notice in the performance of any other covenant in respect of the Debt Securities or Guarantees of such series contained in such Indenture; (v) acceleration (after the Distribution) of certain debt instruments of at least $10,000,000 aggregate principal amount of ITT Destinations, which acceleration shall not have been rescinded or annulled within 30 days after notice; (vi) certain events in bankruptcy, insolvency or reorganization of ITT (prior to the Distribution) or ITT Destinations; (vii) the Guarantee of the Debt Securities ceases to be in full force and effect (other than as a result of the release of such Guarantee upon the Distribution or otherwise in accordance with the terms of the Indenture); or (viii) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 7.1.) An Event of Default with respect to a particular series of Debt Securities issued under an Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The applicable Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders. (Section 7.11.)

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately, provided, however, that, subject to certain conditions, any such declaration and its consequences may be rescinded and annulled by the Holders of not less than a majority in aggregate principal amount of the Debt Securities of such series. (Section 7.1.)

     Each Indenture will require the annual filing by ITT Destinations and ITT (prior to the Distribution) with the applicable Trustee of a certificate, signed by a specified officer, stating whether or not such officer has obtained knowledge of any default by ITT or ITT Destinations, as the case may be, in the performance, observance or fulfillment of any condition or covenant of such Indenture, and, if so, specifying each such default and the nature thereof. (Sections 4.7., 5.3.)

     Subject to provisions relating to its duties in case of default, a Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section 8.2.) Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the appropriate Trustee, or exercising any trust or power conferred upon such Trustee, with respect to the Debt Securities of such series. (Section 7.9.)

PAYMENT AND TRANSFER

     Principal of, premium, if any, and interest, if any, on Fully Registered Securities are to be payable at the place or places designated by ITT Destinations for such purposes, provided that payment of interest, if any, may be made at the option of ITT Destinations by check mailed to the persons in whose names such Securities are registered at the close of business on the day or days specified in the Prospectus Supplement accompanying this Prospectus. The principal of, premium, if any, and interest, if any, on Debt Securities in other forms will be payable in such manner and at such place or places as may be designated by ITT Destinations and specified in the applicable Prospectus Supplement. (Sections 3.1., 4.1., 4.2.)

     Fully Registered Securities may be transferred or exchanged at the Corporate Trust Office of the Trustee under the applicable Indenture or at any other office or agency maintained by ITT Destinations for such purposes, subject to the limitations contained in the Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement. (Sections 3.1., 3.6.)

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of such Depositary to such Depositary, or to a successor of such Depositary or a nominee of such successor. (Section 2.4.)

     The specific terms of the depositary arrangement with respect to any series of Debt Securities and the rights of and limitations on owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

DEFEASANCE

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Securities of any series (Section 3.1.), each Indenture provides that ITT Destinations and ITT shall be discharged from their obligations with respect to the Securities of a series at any time prior to the Stated Maturity or redemption thereof when (a) ITT Destinations has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, and (b) ITT Destinations has paid all other sums payable with respect to the Securities of such series. Upon such discharge, the Holders of the Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Securities of such series, and replacement of lost, stolen or mutilated Securities, and shall look only to such deposited funds or obligations for payment. (Sections 13.1., 13.3.)

     Under Federal income tax law as of the date of this Prospectus, such deposit and discharge may be treated as an exchange of the related Securities. As a consequence, each Holder of such Securities might be required to recognize gain or loss equal to the difference between the Holder's cost or other tax basis for the Securities and the value of the Holder's interest in the trust. Such Holders thereafter might be required to include in income a different amount than would be includable in the absence of the discharge. Prospective investors are urged to consult their own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than the Federal income tax law.

CONCERNING THE TRUSTEES

     Business and other relationships (including other trusteeships) between ITT Destinations, ITT and their subsidiaries and each Trustee under any Indenture pursuant to which any of the Debt Securities to which the Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

     The following statements with respect to the Warrants are summaries of, and subject to, the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement"), in each case between ITT Destinations and a banking institution organized under the laws of the United States of America or any State thereof, as Warrant Agent (each a "Warrant Agent"), a form of which will be filed as an exhibit to a Current Report on Form 8-K.

GENERAL

     The Warrants, whether evidenced by Warrant Certificates (the "Warrant Certificates") or not so evidenced, may be issued under a Warrant Agreement independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Warrants; (iii) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (iv) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vi) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (vii) federal income tax consequences; (viii) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; (ix) whether the Warrants will be issued in certificated or uncertificated form; and (x) any other terms of the Warrants.

     Warrant Certificates, if any, may be exchanged for new Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Warrant Agent or any Co-Warrant Agent, which will be listed in the Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of Warrantholders may be required for certain modifications of the terms of the Indenture and the series of Debt Securities issuable upon exercise of the Warrants) and are not entitled to payments of principal, premium, if any, or interest, if any, on such Debt Securities.

EXERCISE OF WARRANTS

     Warrants may be exercised by surrendering the Warrant Certificate, if any, at the corporate trust office of the Warrant Agent or at the corporate trust office of the Co-Warrant Agent, if any, with the form of election to purchase on the reverse side of the Warrant Certificate, if any, properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon exercise of Warrants, the Warrant Agent or Co-Warrant Agent, if any, will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising Warrantholder and at the sole cost and risk of such holder. If less than all of the Warrants evidenced by the Warrant Certificate, if any, are exercised, a new Warrant Certificate will be issued, if sufficient time exists prior to the expiration of the exercise period, for the remaining amount of Warrants.

REDEMPTION PURSUANT TO GAMING LAWS

     If a holder or beneficial owner of a Warrant is required by any gaming authority to be licensed or found qualified or suitable to hold or own the Warrants and such holder is not licensed or found qualified or suitable within any time specified by such gaming authority or such gaming authority denies a license to or finds unqualified or unsuitable such holder, ITT Destinations will have the right at its option to require such holder to dispose of such holder's Warrants within the time period prescribed by ITT Destinations or such other time period as may be prescribed by any gaming authority, which time period shall be specified in a written notice from ITT Destinations. If the holder having been given the opportunity by ITT Destinations to dispose of such Warrants fails to do so within the prescribed time period, ITT Destinations will have the right to call for redemption such holder's Warrants by notice of redemption to such person. On any such redemption, the redemption price shall be the lesser of (a) the lowest closing sale price of the Warrants on any trading day during the 120 day period commencing on the date upon which ITT Destinations shall have received notice from a gaming authority of such holder's disqualification or (b) the price at which such holder acquired the Warrants, unless a different redemption price is required by such gaming authority, in which event such required price shall be the redemption price.

                            CASINO GAMING REGULATION

     ITT Destination's gaming operations consist of Ceasars Palace in Las Vegas, Ceasars Atlantic City in Atlantic City and Ceasars Tahoe in Stateline, Nevada (each of which was acquired by ITT in January 1995), ITT Sheraton's Desert Inn Resort's Casino in Las Vegas, the Sheraton Casino in Tunica County, Mississippi, and various hotel/casino operations of ITT Sheraton and CWI outside the United States. These gaming operations are subject to extensive regulation, including the following:

NEVADA GAMING REGULATION

     The ownership and/or operation of casino gaming facilities in Nevada are subject to state and local regulation. Nevada's casino gaming laws, regulations and supervisory procedures are extensive and reflect certain broad declarations of public policy. In general, Nevada's gaming laws, regulations and supervisory procedures seek to (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable recordkeeping, and making periodic reports to the applicable casino gaming authority, (iv) prevent cheating and fraudulent practices and (v) provide a source of state and local revenues through taxation and licensing fees.

     The Nevada Gaming Commission (the "Nevada Commission") may, in its discretion, require the holder of any debt security of ITT Destinations or any affiliated company of ITT Destinations to file an application, be investigated and found suitable to own such debt security. If the Nevada Commission determines that a person is unsuitable to own such debt security, then pursuant to the Nevada Gaming Control Act (the "Nevada Act"), ITT Destinations and its affiliated Nevada gaming companies, the Sheraton Desert Inn Companies and the Caesars Nevada Companies, can be sanctioned, including the loss of their approvals, if without the prior approval of the Nevada Commission, they: (i) pay to the unsuitable person any dividend, interest or any distribution whatsoever;
(ii) recognize any voting right by such unsuitable person in connection with such securities; (iii) pay the unsuitable person remuneration in any form; or
(iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction. See "Description of Debt Securities -- Redemption Pursuant to Gaming Laws".

     Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or by the Chairman of the Nevada State Gaming Control Board may be found unsuitable. Any holder of any equity or debt security found unsuitable and who holds, directly or indirectly, any beneficial ownership of ITT Destinations' debt or equity voting securities beyond such period or periods of time as may be prescribed by the Nevada Commission may be guilty of a gross misdemeanor. ITT Destinations could be subject to disciplinary action if, without the prior approval of the Nevada Commission and after ITT Destinations receives notice that a person is unsuitable to be an equity or debt security holder or to have any other relationship with ITT Destinations, ITT Sheraton, Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, CWI, Ceasars Palace Corporation or Desert Palace, Inc. or any one of them either (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever, (ii) recognizes any voting right by such unsuitable person in connection with such securities, (iii) pays the unsuitable person remuneration in any form, (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction or (v) fails to pursue all lawful efforts to require such unsuitable person to relinquish his securities including, if necessary, the immediate purchase of such securities for cash at fair market value.

NEW JERSEY GAMING REGULATION

     Casino gaming in New Jersey is subject to strict compliance with the New Jersey Casino Control Act (the "New Jersey Act"), the strict supervision of the New Jersey Gaming Commission (the "New Jersey Commission") and compliance with the regulations adopted by the New Jersey Commission. The New Jersey gaming laws and regulations primarily concern (a) the financial stability and character of casino operators, their employees, their security holders and others financially interested in casino operations, and (b) the operating methods -- including the rules of the games and credit issuance procedures -- and the financial and accounting procedures used in connection with casino operations. The New Jersey gaming laws and regulations include detailed provisions concerning, among other things, (i) the type, manner and number of applications and licenses required to conduct casino gaming and ancillary activities, (ii) the licensing, regulation and curricula of gaming schools, (iii) the establishment of minimum standards of accounting and internal control, including the issuance and enforceability of casino credit, (iv) the manufacture, sale, distribution and possession of gaming equipment, (v) the rules of the games, (vi) the exclusion of undesirable persons, (vii) the use, regulation and reporting of junket activities, (viii) the possession, sale and distribution of alcoholic beverages, (ix) the regulation and licensing of suppliers to licensed casino operators, (x) the conduct of entertainment within licensed casino facilities, (xi) equal employment opportunity for employees of licensed casino operators, contractors for casino facilities and the like, (xii) the payment of gross revenue taxes and similar fees and expenses, (xiii) the conduct of casino simulcasting and (xiv) the imposition and discharge of casino reinvestment development obligations. A number of these regulations require practices which are different from those in many casinos elsewhere. As a prerequisite to being licensed, a New Jersey casino/hotel facility must meet certain facilities requirements concerning, among other things, the size and number of guest rooms.

     CWI's casino gaming operations in Atlantic City, New Jersey are conducted by Boardwalk Regency Corporation ("BRC"), which is a wholly owned subsidiary of Caesars New Jersey, Inc. ("CNJ"), which, in turn, is a wholly owned subsidiary of CWI, which in turn, will be a wholly owned subsidiary of ITT Sheraton (ITT Sheraton, CWI, CNJ and BRC collectively referred to as the "Caesars New Jersey Companies"). After the Distribution, ITT Sheraton will be a wholly owned subsidiary of ITT Destinations. As a prerequisite to BRC holding a license, ITT Destinations, ITT Sheraton, CWI and CNJ have to be approved by the New Jersey Commission due to their corporate relationship to BRC. Thus, any debt or equity security holder of ITT Destinations, ITT Sheraton, CWI or CNJ will have to be found qualified. The qualification requirement of any debt or equity security holder of ITT Destinations may be waived based on an express finding by the New Jersey Commission, with the consent of the Director of the New Jersey Division of Gaming Enforcement ("DGE"), that the security holder either (a)(i) is not significantly involved in the activities of BRC, (ii) does not have the ability to control ITT Destinations, ITT Sheraton, CWI, CNJ or BRC and (iii) does not have the ability to elect one or more members of the respective boards of directors of ITT Destinations, ITT Sheraton, CWI, CNJ or BRC, or (b) is an "institutional investor", as such term is defined in the New Jersey Act and regulations; for purposes of the former, the New Jersey Act presumes that any non-"institutional investor" security holder who owns or beneficially holds 5% or more of the equity securities of ITT Destinations has the ability to control ITT Destinations, ITT Sheraton, CWI, CNJ or BRC, unless such presumption is rebutted by clear and convincing evidence.

     The New Jersey Act and regulations define an "institutional investor" as
(i) any retirement fund administered by a public agency for the exclusive benefit of Federal, state or local public employees, (ii) an investment company registered under the Investment Company Act of 1940, (iii) a collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency, (iv) a closed end investment trust, (v) a chartered or licensed life insurance company or property and casualty insurance company,
(vi) banking or other licensed or chartered lending institutions, (vii) an investment adviser registered under the Investment Advisers Act of 1940 or
(viii) such other persons as the New Jersey

Commission may determine for reasons consistent with the policies of the New Jersey Act. In the absence of a prima facie showing by the Director of the New Jersey DGE that there is any cause to believe that such institutional investor may be found unqualified, upon application and for good cause shown, an institutional investor holding either (a) less than 10% of the equity securities of ITT Destinations or (b) ITT Destinations debt securities constituting less than 20% of the outstanding debt of ITT Destinations and less than 50% of the issue involved shall be granted a waiver of qualification as to such holdings if
(i) such securities are those of a publicly traded corporation, (ii) the institutional investor's holdings of such securities were purchased for investment purposes only and (iii) upon request by the New Jersey Commission, the institutional investor files with the New Jersey Commission a certified statement to the effect that the institutional investor had no intention of influencing or affecting the affairs of ITT Destinations, ITT Sheraton, CWI, CNJ or BRC; notwithstanding the foregoing, the institutional investor is permitted to vote on matters put to the vote of the outstanding security holders of ITT Destinations.

     If an institutional investor who has been granted a waiver subsequently determines to influence or affect the affairs of ITT Destinations, the institutional investor must provide to the New Jersey Commission not less than 30 days prior notice of such intent and the institutional investor must file with the New Jersey Commission an application for qualification before taking any action that may influence or affect the affairs of ITT Destinations. Notwithstanding the foregoing, the institutional investor is permitted to vote on matters put to the vote of the outstanding security holders of ITT Destinations. If an institutional investor changes its investment intent, or if the New Jersey Commission finds reasonable cause to believe that the institutional investor may be found unqualified, no action other than divestiture shall be taken by such institutional investor with respect to its security holdings until there has been compliance with the interim casino authorization provisions of the New Jersey Act, including the execution of a trust agreement. ITT Destinations, ITT Sheraton, CWI, CNJ and BRC are required to immediately notify the New Jersey Commission and the New Jersey DGE of any information about, or action of, an institutional investor holding its equity or debt securities where such information or action may impact on the eligibility of such institutional investor for a waiver. If the New Jersey Commission finds an institutional investor unqualified or if the New Jersey Commission finds that, by reason of the extent or nature of its holdings, an institutional investor is in the position to exercise a substantial impact on the controlling interests of BRC so that qualification of the institutional investor is necessary to protect the public interest, the New Jersey Act vests in the New Jersey Commission the power to take all necessary action to protect the public interest, including the power to require that the institutional investor submit to qualification and become qualified under the New Jersey Act.

     An equity or debt security holder -- including institutional investors -- of ITT Destinations, ITT Sheraton, CWI, CNJ or BRC who is required to be found qualified by the New Jersey Commission must submit an application for qualification within 30 days after being ordered to do so or divest all security holdings within 120 days after the New Jersey Commission determines such qualification is required. The application for qualification must include a trust agreement by which the security holder places its interest in ITT Destinations in trust with a trustee qualified by the New Jersey Commission. If the security holder is ultimately found qualified, the trust agreement is terminated. If the security holder is not found qualified or withdraws its application for qualification prior to a determination on qualification being made, the trustee will be empowered with all rights of ownership pertaining to such security holder's ITT Destinations securities, including all voting rights and the power to sell the securities; in any event, the unqualified security holder will not be entitled to receive in exchange for its ITT Destinations securities an amount in excess of the lower of (i) the actual cost the security holder incurred in acquiring the securities or (ii) the value of such securities calculated as if the investment had been made on the date the trust became operative. By the same token, if the security holder is not found qualified, it is unlawful for the security holder to (i) receive any dividends or interest on such securities, (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities, or (iii) receive any remuneration in any form from ITT Destinations, ITT Sheraton, CWI, CNJ or BRC for services rendered or otherwise.

     For a more detailed description of casino gaming regulations see "Business of New ITT After the Distribution -- Governmental Regulation and Related Matters -- Casino Gaming Regulation -- General" in the Proxy.

RELATED PROVISIONS OF THE ITT DESTINATIONS AMENDED AND RESTATED ARTICLES OF INCORPORATION

     ITT Destinations' Amended and Restated Articles of Incorporation provide that (i) all securities of ITT Destinations are subject to redemption by ITT Destinations to the extent necessary to prevent the loss, or to secure the reinstatement, of any casino gaming license held by ITT Destinations or any of its subsidiaries in any jurisdiction within or without the United States of America, (ii) all securities of ITT Destinations are held subject to the condition that if a holder thereof is found by a gaming authority in any such jurisdiction to be disqualified or unsuitable pursuant to any gaming law, such holder will be required to dispose of all ITT Destinations securities held by such holder, and (iii) it will be unlawful for any such disqualified person to
(A) receive payments of interest or dividends on any ITT Destinations securities, (B) exercise, directly or indirectly, any rights conferred by any ITT Destinations securities or (C) receive any remuneration in any form, for services rendered or otherwise, from the subsidiary that holds the gaming license in such jurisdiction.

                              PLAN OF DISTRIBUTION

     ITT Destinations may sell the Securities (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to ITT Destinations from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by ITT Destinations or through agents designated by ITT Destinations from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by ITT Destinations to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, ITT Destinations will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by ITT Destinations. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that the purchase by an institution of the particular Securities shall not at any time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of ITT Destinations or such institutional investors thereunder.

     Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from ITT Destinations and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933 (the "Act"). Under agreements which may be entered into by ITT Destinations, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by ITT Destinations and, under certain circumstances, by ITT, against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make with respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, ITT Destinations, ITT or their respective subsidiaries in the ordinary course of their respective businesses.

                                 LEGAL OPINIONS

     The legality of the Securities and the Guarantees offered hereby will be passed upon for ITT Destinations and ITT by Richard S. Ward, Esq., ITT's Executive Vice President and General Counsel, or such other attorney of ITT Destinations or ITT as ITT Destinations and ITT may designate, and for the Underwriters by Cravath, Swaine & Moore, New York, NY, or such other counsel as may be designated. Mr. Ward has an interest in certain securities of ITT. Cravath, Swaine & Moore acts from time to time as legal counsel to ITT and ITT Destinations on various matters, including the Distribution.

                                    EXPERTS

     The financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses payable by ITT Destinations in connection with the offering herein described are as follows:

    Printing and engraving...................................................  $  150,000
    Trustee's and Warrant Agents' fees and expenses..........................      80,000
    Accountants' fees........................................................      50,000
    Legal fees...............................................................      75,000
    Securities and Exchange Commission registration fee......................     689,655
    Fees and expenses relating to Blue Sky qualifications and legality for
      investment.............................................................      30,000
    Rating agencies' fees....................................................     500,000
    Miscellaneous............................................................      25,345
                                                                               ----------
              Total..........................................................  $1,600,000
                                                                                =========

     All amounts are estimated except for the registration fee payable to the Securities and Exchange Commission.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides that ITT may indemnify officers and directors who are parties or threatened to be made parties in actual or threatened lawsuits against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred. Delaware law further provides that a corporation may purchase indemnification insurance, providing for indemnification of officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

     Reference is made to Article 4 of the By-laws of ITT filed with ITT's Form SE dated March 23, 1993 (CTK No. 216228).

     Reference is made to the form of indemnification agreement between ITT and each of its directors, filed with ITT's Form SE dated March 28, 1988 (CTK No. 216228).

     Any underwriters, dealers or agents who execute any of the underwriting, selling or other distribution agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify ITT's and ITT Destinations' directors and officers who signed the Registration Statement against certain liabilities which might arise under the Act from information furnished to ITT and ITT Destinations by or on behalf of any such indemnifying party.

     Subsection 1 of Section 78.751 of the Nevada Revised Statutes -- Chapter 78 Private Corporations (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection 2 of Section 78.551 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.751.

     Article Seventh of the Restated Articles of Incorporation of ITT Destinations and Article 4 of the By-laws of ITT Destinations provide for indemnification of its officers and directors, substantially identical in scope to that permitted under Section 78.751 of the Nevada Law. The By-laws provide, pursuant to Subsection 5 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by ITT Destinations as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by ITT Destinations.

     ITT Destinations will enter into indemnification agreements with certain of its directors and officers that require ITT Destinations to indemnify such directors and officers to the fullest extent permitted by applicable provisions of Nevada law, provided that any settlement of a third party action against a director or officer is approved by ITT Destinations, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the 1934 Act and similar laws.

ITEM 16.  EXHIBITS.

     See Exhibit Index elsewhere herein.

ITEM 17.  UNDERTAKINGS.

     Each of ITT and ITT Destinations (the undersigned registrants) hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by either registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of either registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of either registrant pursuant to the provisions described under Item 15 above, or otherwise (but that term shall not extend to the insurance policies referred to in said Item 15), each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of either registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, as amended ("Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.
                                ---------------

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND STATE OF NEW YORK ON THIS 16TH DAY OF OCTOBER, 1995.

                                          ITT DESTINATIONS, INC.

                                          By:      /S/ ROBERT A. BOWMAN

                                            ------------------------------------
                                                      Robert A. Bowman
                                             President, Treasurer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD S. WARD, GWENN L. CARR and WALTER F. DIEHL, JR., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  -------------------
               /S/ ROBERT A. BOWMAN         President, Treasurer,              October 16, 1995
------------------------------------------  Secretary and Director
             Robert A. Bowman
      (Principal Executive Officer,
     Principal Financial Officer and
      Principal Accounting Officer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND STATE OF NEW YORK ON THIS 16TH DAY OF OCTOBER, 1995.

                                          ITT CORPORATION

                                          By:        /S/ JON F. DANSKI

                                            ------------------------------------
                                                       Jon F. Danski
                                            Senior Vice President and Controller

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD S. WARD, GWENN L. CARR and WALTER F. DIEHL, JR., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  -------------------
                /S/ RAND V. ARASKOG         Chairman, President and Chief      October 16, 1995
------------------------------------------  Executive Officer and Director
             Rand V. Araskog
      (Principal Executive Officer)
               /S/ ROBERT A. BOWMAN         Executive Vice President and       October 16, 1995
------------------------------------------  Chief Financial Officer
             Robert A. Bowman
      (Principal Financial Officer)
          /s/ BETTE B. ANDERSON             Director                           October 16, 1995
------------------------------------------
            Bette B. Anderson
          /s/ NOLAN D. ARCHIBALD            Director                           October 16, 1995
------------------------------------------
            Nolan D. Archibald
          /s/ ROBERT A. BURNETT             Director                           October 16, 1995
------------------------------------------
            Robert A. Burnett
          /s/ MICHEL DAVID-WEILL            Director                           October 16, 1995
------------------------------------------
            Michel David-Weill

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  -------------------
          /S/ S. PARKER GILBERT             Director                           October 16, 1995
------------------------------------------
            S. Parker Gilbert
          /S/ PAUL G. KIRK, JR.             Director                           October 16, 1995
------------------------------------------
            Paul G. Kirk, Jr.
           /S/ EDWARD C. MEYER              Director                           October 16, 1995
------------------------------------------
             Edward C. Meyer
          /S/ BENJAMIN F. PAYTON            Director                           October 16, 1995
------------------------------------------
            Benjamin F. Payton
           /S/ MARGITA E. WHITE             Director                           October 16, 1995
------------------------------------------
             Margita E. White

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 13, 1995 on the consolidated financial statements of ITT Corporation to be renamed ITT Industries, Inc., included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 and to all references to our firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                              Arthur Andersen LLP

New York, N.Y.
October 16, 1995

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Destinations, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 13, 1995 on the combined financial statements of ITT Destinations, Inc. included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 and to all references to our firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                              Arthur Andersen LLP

New York, N.Y.
October 16, 1995

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION                                  LOCATION
-------       -------------------------------------------------------  -----------------------------
  1           Form of Underwriting Agreement for dollar denominated
              Securities to be distributed in the United States. ((i)
              An Underwriting Agreement relating to securities to be
              distributed outside the United States or for Securities
              denominated in foreign currencies or foreign currency
              units or (ii) any Selling Agency or Distribution
              Agreement with any Agent will be filed as an exhibit to
              a Current Report on Form 8-K and incorporated herein by
              reference).............................................  Filed herewith.
  2           Plan of acquisition, reorganization, arrangement,
              liquidation or succession..............................  Not applicable.
  4  (a)(i)   Form of Indenture to be dated as of October   , 1995,
              among ITT Destinations, Inc., ITT Corporation and The
              First National Bank of Chicago, as Trustee, with
              respect to the Debt Securities.........................  Filed herewith.
     (a)(ii)  Form of Indenture to be dated as of October   ,1995,
              among ITT Destinations Inc., ITT Corporation and one or
              more banking institutions to be qualified as Trustee
              pursuant to Section 305(b)(2) of the Trust Indenture
              Act of 1939............................................  Incorporated by reference to
                                                                       Exhibit 4(a)(i) (except for
                                                                       name of Trustee)
              The form or forms of such Debt Securities and
              Guarantees, if any, with respect to each particular
              offering will be filed as an exhibit to a Current
              Report on Form 8-K and incorporated herein by
              reference.
  4  (b)      Form of Warrant Agreement to be entered into by ITT
              Destinations, Inc. and the Warrant Agent (including
              form of Warrant Certificate)...........................  The form or forms of such
                                                                       Warrants with respect to
                                                                       each particular offering will
                                                                       be filed as an exhibit to a
                                                                       Current Report on
                                                                       Form 8-K and incorporated
                                                                       herein by reference.
  5           Opinion of Richard S. Ward, Esq., on behalf of ITT
              Destinations, Inc. and ITT Corporation, in respect of
              the legality of the Securities, including the
              Guarantees.............................................  Filed herewith.
 12  (a)      Computation of ITT Corporation ratios of earnings to
              fixed charges for the six months ended June 30, 1995
              and for the five years ended December 31, 1994.........  Incorporated by reference to
                                                                       Exhibit 12(a) to ITT
                                                                       Corporation's Quarterly
                                                                       Report on Form 10-Q for the
                                                                       period ended June 30, 1995,
                                                                       File No. 1-5627.
 12  (b)      Computation of ITT Destinations, Inc. pro forma ratios
              of earnings to fixed charges for the six months ended
              June 30, 1995 and for the five years ended December 31,
              1994...................................................  Incorporated by reference to
                                                                       Exhibit 12(b) to ITT
                                                                       Corporation's Quarterly
                                                                       Report on Form 10-Q for the
                                                                       period ended June 30, 1995,
                                                                       File No. 1-5627.

EXHIBIT
NUMBER                              DESCRIPTION                                  LOCATION
-------       -------------------------------------------------------  -----------------------------
 15           Letter re unaudited interim financial information......  Not applicable.
 23           Consents of experts and counsel
              (a) Consent of Arthur Andersen LLP.....................  Filed herewith. See p. II-7.
              (b) Consent of Arthur Andersen LLP.....................  Filed herewith. See p. II-8.
              (c) Consent of counsel.................................  See Exhibit 5 hereto.
 24           Power of attorney......................................  Filed herewith. See pgs.
                                                                       II-4, II-5 and II-6.
 25           Form T-1, Statement of Eligibility and Qualification
              under the Trust Indenture Act of 1939 of The First
              National Bank of Chicago, Trustee under an Indenture
              pursuant to which Debt Securities are to be issued.....  Filed herewith.
 26           Invitations for competitive bids.......................  Not applicable.
 28P          Information from reports furnished to state insurance
              regulatory authorities.................................  Incorporated by reference to
                                                                       ITT Corporation's Form SE
                                                                       dated March 15, 1995 (CIK No.
                                                                       216228).
 99           Additional exhibits....................................  Not applicable.